EXHIBIT 21.1
Subsidiaries of Registrant

The following is a list of subsidiaries of T-Mobile US, Inc. as of December 31, 2018. Certain subsidiaries were omitted which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State of Incorporation
IBSV LLC	Delaware
Iowa Wireless Services Holding Corporation	Delaware
L3TV DC Cable System, LLC	Delaware
L3TV Chicagoland Cable System, LLC	Delaware
L3TV Colorado Cable System, LLC	Delaware
L3TV Dallas Cable System, LLC	Delaware
L3TV Detroit Cable System, LLC	Delaware
L3TV Los Angeles Cable System, LLC	Delaware
L3TV New York Cable System, LLC	Delaware
L3TV Philadelphia Cable System, LLC	Delaware
L3TV San Francisco Cable System, LLC	Delaware
Layer3 TV, Inc.	Delaware
LayerG, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
MFP LeaseCo, LLC	Delaware
Powertel Memphis Licenses, Inc.	Delaware
Powertel/Memphis, Inc.	Delaware
SunCom Wireless Holdings, Inc.	Delaware
SunCom Wireless License Company, LLC	Delaware
SunCom Wireless Operating Company, L.L.C.	Delaware
SunCom Wireless Property Company, L.L.C.	Delaware
SunCom Wireless, Inc.	Delaware
T-Mobile Airtime Funding LLC	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Handset Funding LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV Corporation	Delaware
T-Mobile USA Tower LLC	Delaware
T-Mobile USA, Inc.	Delaware
T-Mobile West LLC	Delaware
T-Mobile West Tower LLC	Delaware
TMUS Assurance Corporation	Hawaii
Triton PCS Finance Company, Inc.	Delaware
Triton PCS Holdings Company L.L.C.	Delaware